                                 Exhibit 10.17

                                                                            [  ]


                                    MUZAK(R)
                               LICENSE AGREEMENT



                       Dated ___________________________

                                    MUZAK(R)
                               LICENSE AGREEMENT

                               TABLE OF CONTENTS

I.  GRANT OF LICENSE ....................................................    3

     1.1    As to Services ..............................................    3
     1.2    As to Proprietary Marks .....................................    4
     1.3    Rights Retained .............................................    4

II.  PROVISION OF SERVICES ..............................................    5

     2.1    Services ....................................................    5
     2.2    Satellite-Delivered Services ................................    6
     2.3    Delivery by Recorded Media ..................................    9
     2.4    Adjunct Services ............................................   10
     2.5    Alternate Delivery Means ....................................   10
     2.6    Service Delivery Equipment ..................................   11

III.  TERM ..............................................................   12

     3.1    Term ........................................................   12
     3.2    Renewal of Rights ...........................................   12
     3.3    Notice from Licensee ........................................   16

IV.  EXCLUSIVITY ........................................................   17

     4.1    In the Territory ............................................   17
     4.2    Future Services .............................................   17
     4.3    No Other Services ...........................................   18
     4.4    Promotion of All Services ...................................   20

V.  STANDARDS OF SERVICE AND TRAINING ...................................   21

     5.1    Operations in General .......................................   21
     5.2    Sales .......................................................   22
     5.3    Protection of Services ......................................   23
     5.4    Training ....................................................   24
     5.5    Confidentiality .............................................   24

VI.  FEES AND ROYALTIES .................................................   26

     6.1    Initial Fee .................................................   26
     6.2    Market Fee ..................................................   27
     6.3    Royalty Fee .................................................   28
     6.4    DBS Surcharge ...............................................   28
     6.5    Recorded Media Charges ......................................   29
     6.6    Adjunct Services Charges ....................................   29
     6.7    Payment Schedule.............................................   29
     6.8    Gross Billings...............................................   30

VII.  RECORDS, REPORTS, AND INSPECTIONS .................................   31

     7.1    Records .....................................................   31
     7.2    Reports .....................................................   32
     7.3    Audit .......................................................   32

VIII.  MARKETING AND PROMOTION ..........................................   35

     8.1    Advertisements ..............................................   35
     8.2    Yellow-Pages Advertising ....................................   36
     8.3    Additional Assistance by Muzak ..............................   36

IX.  MULTI-TERRITORY ACCOUNTS PROGRAM; CABLE RADIO/TV ...................   36

X.  DEFAULT AND TERMINATION OF THIS AGREEMENT ...........................   38

     10.1   Default of Licensee .........................................    38
     10.2   Default of Muzak ............................................    41
     10.3   Additional Remedies .........................................    42
     10.4   Force Majeure ...............................................    43

XI.  RELATIONSHIP OF THE PARTIES UPON TERMINATION OR
     EXPIRATION OF THIS AGREEMENT .......................................    43

     11.1   Action Required of Licensee .................................    43
     11.2   Action Required of Muzak ....................................    44

XII.  TRANSFER OF BUSINESS OR CONTROL OF LICENSEE .......................    45

     12.1   By Licensee and its Owners ..................................    45
     12.2   Consent of Muzak ............................................    45
     12.3   Collateral ..................................................    47
     12.4   Transfer to Family Member ...................................    48
     12.5   By Muzak ....................................................    48

XIII.  PROPRIETARY MARKS ................................................    48

     13.1   Ownership ...................................................    48
     13.2   Infringement ................................................    49
     13.3   Use .........................................................    49
     13.4   Substitution of Proprietary Marks ...........................    50

XIV.  MISCELLANEOUS .....................................................    51

     14.1   Representations of Licensee .................................    51
     14.2   Representations of Muzak ....................................    51
     14.3   Independent Contractor ......................................    52
     14.4   Release .....................................................    52
     14.5   No Waiver ...................................................    53
     14.6   Notices .....................................................    54
     14.7   Entire Agreement ............................................    55
     14.8   Severability ................................................    55

     14.9   Captions ....................................................    55
     14.10  Binding Effect ..............................................    56
     14.11  Counterparts ................................................    56
     14.12  Attorney's Fees..............................................    56
     14.13  Applicable Law...............................................    56
     14.14  All Remedies.................................................    56
     14.15  Limitation...................................................    57
     14.16  No Warranties................................................    57
     14.17  No Implied Rights............................................    58
     14.18  Survival.....................................................    58
     14.19  Conversion ..................................................    59
     14.20  Most Favorable Terms ........................................    59

XV.  ACKNOWLEDGEMENTS....................................................    60

     15.1  Independent Investigations....................................    60
     15.2  Disclosure....................................................    60
     15.3  Opportunity to Review.........................................    61

EXHIBITS
- --------

Exhibit A - Music Services
Exhibit B - Adjunct Services (Music-Related and Other)
Exhibit C - Marks
Exhibit D - Technical Specifications
Exhibit E - Sales of Adjunct Services
Exhibit F - Adjunct Services Revenue Sharing
Exhibit G - MUZAK(R) Multi-Territory Accounts Program
Exhibit H - Agreements Not To Be Superseded

                                    MUZAK(R)
                               LICENSE AGREEMENT


     THIS MUZAK(R) LICENSE AGREEMENT ("Agreement") is made and entered into this _______ day of ___________________________, 19____, by and between MUZAK LIMITED
PARTNERSHIP, a Delaware limited partnership ("Muzak"), and ____________________________ ___________________________ ("Licensee").

                                   RECITALS:
                                   --------


     WHEREAS, Muzak has developed and owns a system (the "Muzak System") for the production and delivery to licensees and subscribers of licensees of subscription music services, adjunct communications services, and related equipment, which system currently includes Muzak's unique software control system for satellite distribution of multiple program services;

     WHEREAS, the characteristics of the Muzak System also include, without limitation, subscription music services, with certain unique and varied program contents developed using distinctive and, in some cases, proprietary program-scheduling techniques, which are set forth in Exhibit A attached hereto and incorporated herein by reference (the "Music Services"); distinctive adjunct services relating to the sequencing, changing, and switching of music-program communications (the "Music-Related Adjunct Services") and to the delivery of advertising, data and video communications (the "Other Adjunct Services"), (collectively the "Adjunct Services"), which are set forth in Exhibit B attached hereto and incorporated herein by reference; and delivery methods and procedures for both the Music Services and the Adjunct Services (jointly, the "Services");

     WHEREAS, Muzak identifies the Muzak System and the Services by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "MUZAK(R)," and such other trade names, service marks, and trademarks as are set forth on Exhibit C attached hereto and incorporated herein by reference (the "Proprietary Marks"), which Proprietary Marks represent Muzak's high standards of quality and service; and

     WHEREAS, Licensee desires to market and distribute the Services to customers (the "Subscribers") who enter into agreements providing for receipt of the Services at certain locations (the "Subscriber Premises"), and wishes to obtain a license for that purpose from Muzak;

     NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

I.  GRANT OF LICENSE
    ----------------


     1.1  As to Services.
          --------------


          (a) Subject to the terms and conditions herein contained, Muzak hereby grants to Licensee an exclusive license, and Licensee hereby agrees, to engage in the business of providing the Services to Subscribers at Subscriber Premises located solely within the following areas (such areas being hereinafter referred to as the "Territory"): _______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
______________________________________________________.  Except as specifically authorized by the Multi-Territory Sales Committee in connection with the Multi-Territory Accounts Program as described in Article IX below and Exhibit G attached hereto, or by Muzak in connection with certain Adjunct Services sales as described in Exhibit E attached hereto, Licensee shall not provide the Services to Subscriber Premises located outside the Territory.

          (b) Licensee and Muzak recognize that some outlying areas of the Territory may at some future date be more efficiently served by a Muzak licensee who operates in a territory adjoining the Territory. Licensee therefore shall have the right at any time to present to Muzak a written request for reallocation of such outlying areas of the Territory to an adjoining licensee. Any such reallocation shall be effective upon the written consent thereto of both Muzak and the adjoining licensee. Muzak's consent shall not be unreasonably withheld.

     1.2  As to Proprietary Marks.  Subject to the terms and conditions herein
          -----------------------
contained, Muzak grants to Licensee, and Licensee accepts, a license to use the Proprietary Marks solely in connection with Licensee's provision of the Services as provided in this Agreement. Licensee shall at all times seek to market and sell the Services through use of the Proprietary Marks.

     1.3  Rights Retained.  The grant of rights in Sections 1.1 and 1.2 above
          ---------------
does not include the grant of the following rights, which are retained by Muzak:

          (a) The right to use, and to license others to use, the Muzak System and the Proprietary Marks for the provision of the Services to Subscriber Premises which are located outside the Territory.

          (b) The right to provide the Services, and to use the Proprietary Marks in connection therewith, to transportation common carriers (including, without limitation, operators of automobiles, ships, airplanes, trains, or buses) which sell or provide transportation common carrier services, in whole or in part, within the Territory, it being understood that the reservation of such right shall not be construed as limiting Licensee's right to provide the Services to transportation common carriers located wholly within the Territory.

          (c) The right to provide a foreground music service by Recorded Media (as hereinafter defined) under the "YESCO(R)" name and trademark to existing dealers of the "YESCO(R)" Foreground Music Service and their customers pursuant to existing contractual obligations or agreements with such dealers; provided, however, that Muzak shall not authorize such dealers to distribute any of the Services or use the Proprietary Marks within the Territory.

II.  PROVISION OF SERVICES
     ---------------------

     2.1  Services.  Muzak shall supply Licensee with the Services for and
          --------
during the term hereof, for use by Licensee solely in accordance with the terms of this Agreement. Muzak reserves the right to add a Service and, except with respect to the "Environmental Music by MUZAK(R)" and the "Foreground Music One(R)" Music Services, to substitute a different Service or discontinue the distribution of a Service, if Muzak reasonably determines that such addition, substitution, or discontinuation will be beneficial to its business and the business of its licensees in general and gives Licensee at least six (6) months' prior notice of such addition, substitution or discontinuation. Any such addition, substitution or discontinuation will be reflected in an amendment of Exhibit A or Exhibit B, as the case may be, and will not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such addition, substitution, or discontinuation.

     2.2  Satellite-Delivered Services.
          ----------------------------
          (a) Subject to Section 2.3, Licensee agrees to deliver the Music Services to Subscribers by such means as meet the standards and technical specifications set forth in Exhibit D attached hereto and incorporated herein by reference and the other terms and conditions of this Agreement. Muzak may modify the standards and specifications set forth in Exhibit D from time to time if Muzak reasonably believes that such modifications are necessary to maintain or improve the quality of delivery of the Services to Subscribers or to maintain or improve the effectiveness or quality, or reduce the price, of the Service Delivery Equipment (as hereinafter defined); provided, however, that no such modifications shall have the effect of rendering the satellite receivers and associated antennae (collectively, the "Earth Stations") then in use by Licensee or Subscribers in the Territory incapable of receiving satellite transmissions, or any other equipment then in use by Licensee or Subscribers in the

Territory for the reception of the Services incapable of receiving the Services, unless such modifications are necessitated by law or by the exercise of the rights of third parties under the express terms of Muzak's satellite-space contracts; and provided further, that Muzak shall provide Licensee with six (6) months' prior notice of any changes to those standards and specifications in Exhibit D that pertain to the Service Delivery Equipment and Licensee's obligations under Section 2.6 below.

          (b) In the event that the Services are delivered by "Direct-Broadcast Satellite" ("DBS"), which permits the satellite transmission of Services by Muzak directly to the premises of a Subscriber, the following shall apply:

               (i) Muzak shall, promptly after receipt of written notice from Licensee, commence DBS delivery of the Services to Subscribers who have Earth Stations suitable for receipt of such delivery. Subject to the provisions of Exhibits E and G hereto, if Muzak delivers Services by DBS directly to the Subscriber Premises, Muzak shall not discontinue such delivery until the earlier of the following: (A) the date which Licensee designates, or (B) one hundred eighty (180) days after the effective date of the termination or expiration (without renewal of license rights) of this Agreement. In the event Muzak discontinues delivery of Services in violation of this subsection (b)(i), Muzak agrees to the granting of a temporary injunction against it on the condition that the duration of such injunction does not exceed ten (10) days. Such injunction may be granted on an ex parte basis if Muzak fails to appear at
                                     -- -----
     the hearing following twelve (12) hours' notice by telephone to the twenty-four (24) hour telephone number of the Muzak DBS Division. During the ten
     (10) day temporary injunction period, Licensee may seek to have such temporary relief converted to a permanent injunction in a hearing on the merits following appropriate notice to Muzak.

               (ii) During the above-referenced 180-day (or shorter, if Licensee so designates) period, Licensee shall remain obligated to perform the duties and be subject to the restrictions applicable to it under the terms of this Agreement with respect to such continuing DBS delivery of the Services, including without limitation those terms which obligate Licensee to pay royalties, fees, charges, and surcharges (but only with respect to Gross Billings [as hereinafter defined] and fees and charges to Subscribers served by means of DBS), but not including terms which require Licensee to pay a market fee or which restrict Licensee from offering or selling the services of others. During such 180-day (or shorter) period, under no circumstances shall Licensee use the Proprietary Marks except as necessary in association with the continuing provision of the Services by DBS to Subscribers. In addition, during such period Muzak shall not be precluded from appointing one or more distributors of the Services in the Territory and from giving to such distributors any rights previously accorded to Licensee under this Agreement or any related agreement.

     2.3  Delivery by Recorded Media.  Certain Services, as reasonably
          --------------------------
designated by Muzak, may be delivered by means of, among other things, magnetic tape or compact disc, in analog or digital form (the "Recorded Media"). Muzak shall at all times retain title to, and all ownership rights in, any Recorded Media, whether furnished to Licensee or to a Subscriber. Licensee shall not sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any Recorded Media. Licensee shall (i) prohibit all Subscribers who receive Services delivered by Recorded Media from selling, assigning, transferring, conveying, giving away, pledging, mortgaging, or otherwise encumbering any of such Recorded Media, (ii) promptly notify Muzak in the event it becomes aware that any Subscriber has violated any such prohibition, (iii) cooperate with Muzak in the immediate termination of the provision of Services to any Subscriber which has violated any such prohibition, and (iv) take such further action as is requested by Muzak (at Muzak's expense) to enforce such prohibition.

     2.4  Adjunct Services.  All sales of the Adjunct Services shall be
          ----------------
conducted in the manner provided in Exhibit E attached hereto and incorporated herein by reference.

     2.5  Alternate Delivery Means.  In the event of a failure of Muzak's
          ------------------------
satellite transmissions of the Services, Muzak shall use its reasonable best efforts promptly to restore such transmissions. In addition, by no later than 30 days after the date of this Agreement, Muzak shall provide Licensee with tape cassettes (or other form of Recorded Media) containing 72 hours of "Environmental Music by MUZAK(R)" programming and 72 hours of "Foreground Music One(R)" programming, at no cost to Licensee, which Licensee shall retain for emergency use in the event of a failure of Muzak's satellite transmissions of the Music Services. Should any such failure of satellite transmissions continue for a period in excess of 48 hours, Muzak shall use its reasonable best efforts promptly to provide Licensee with additional tape cassettes (or other form of Recorded Media), at no cost to Licensee, to be used until such failure has been corrected. All Recorded Media provided to Licensee or to Subscribers under the terms of this Section 2.5 shall be subject to all other provisions of this Agreement pertaining to Recorded Media, including, without limitation, Section 2.3.

     2.6  Service Delivery Equipment.
          --------------------------
          (a) Licensee, at its expense (except as provided in subsection (b) below), shall obtain and maintain equipment (including, without limitation, Earth Stations) to enable Licensee to receive and distribute the Services and shall obtain and make available to the Subscribers equipment to enable the Subscribers to receive the Services. (All equipment used to receive or distribute the Services, including such equipment as is owned by Subscribers, is hereinafter collectively referred to as the "Service Delivery Equipment.") The Service Delivery Equipment, except Subscriber-owned equipment that is not sold to the Subscriber by Licensee, shall conform to Muzak's standards and specifications in effect on the date Licensee installs such Equipment at the Subscriber Premises. The standards and specifications in effect as of the date hereof are attached hereto in Exhibit D.

          (b)  Muzak shall, at no cost to Licensee, provide Licensee with two
(2) Earth Stations for Licensee's use (at such locations in the Territory as Licensee determines) in receiving the Services during the term of this Agreement. Muzak shall at all times retain title to, and all ownership rights in, the Earth Stations that it provides to Licensee, and Licensee shall not under any circumstances sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber such Earth

Stations. Licensee shall, at Muzak's expense (except with respect to the obtaining of any required permits, which shall be at Licensee's expense up to $500 per Earth Station), install the Earth Stations which Muzak provides to Licensee, and shall, at its own expense, maintain such Earth Stations in good working condition; provided, however, that in the event any Earth Station provided to Licensee is, through no negligent or intentional act or failure to act of Licensee, defective or in need of replacement parts or repair, Muzak, after receipt of notice thereof, shall promptly provide or arrange for such replacement parts and repair as are necessary to restore such Earth Station to good working order.

III.  TERM
      ----

     3.1  Term.  Except as otherwise provided herein, the term of this Agreement
          ----
shall begin as of the date set forth in the introductory paragraph of this Agreement and shall continue in full force and effect for a period of ten (10) years from such date.

     3.2  Renewal of Rights.
          -----------------

          (a) If Muzak reasonably determines that the performance of Licensee during the term stated in Section 3.1 is not sufficiently satisfactory to warrant renewal of Licensee's license rights hereunder, then, at least two years prior to the date of expiration described in Section 3.1 of this Agreement, Muzak shall notify Licensee that it does not intend to renew Licensee's license rights and provide the specific reasons for such decision. Such notification is intended to give Licensee the opportunity to assign its rights under this Agreement, or to make satisfactory its performance, it being understood that any such assignment is subject to Muzak's prior approval as provided in Article XII hereof.

               (i) In determining whether or not to renew Licensee's license rights, Muzak shall consider Licensee's performance under this Agreement. In evaluating Licensee's performance, Muzak shall consider such factors as, among others, the following: Licensee's total billings for all Services, the trend of Licensee's new billings and cancellations (and the reasons therefor), local market conditions and the degree of Licensee's market penetration in the Territory.

               (ii) In the event Muzak notifies Licensee that Muzak does not intend to renew Licensee's license rights because Muzak has reasonably determined that Licensee's performance is not sufficiently satisfactory to warrant renewal of Licensee's license rights hereunder, Licensee shall have a period of six months from the date of such notice to attempt to improve its performance. At the end of such six-month period, Muzak shall reconsider the adequacy of Licensee's performance and if such performance has sufficiently improved so that it is no longer inadequate, Muzak shall rescind its notice of intention not to renew Licensee's license rights. Conversely, if at the end of such six-month period Muzak determines that Licensee's performance remains inadequate, Muzak shall inform Licensee of the reasons for such determination and send to Licensee a final notice of nonrenewal.

          (b) Muzak shall also have the right not to renew Licensee's license rights if Licensee engages in conduct which Muzak reasonably deems inimical to the best interests of the Muzak System (including the interests of the MUZAK(R) licensees in such System). The exercise of Muzak's rights as stated in this subsection (b) shall be subject to the following conditions:

               (i) In the event such conduct constitutes a breach of this Agreement, Muzak shall have the absolute right not to renew Licensee's license rights, provided that Muzak has notified Licensee of such breach, such breach occurred (or Muzak first became aware of such breach) no more than six months before Muzak's nonrenewal notice to Licensee, and Licensee has neither cured nor challenged such breach within the period specified in
     Section 10.1(c)
     hereof, and provided further that Muzak's nonrenewal notice to Licensee states that it constitutes a final notice of nonrenewal; and

               (ii) In the event that such conduct does not constitute a breach of this Agreement, Muzak shall notify Licensee within 90 days of its discovery of the objectionable conduct that it considers such conduct to be inimical to the best interests of the Muzak System (including the interests of the MUZAK(R) licensees in such System). If, after two such notices, Licensee again engages in conduct which Muzak reasonably deems to be inimical to the best interests of the Muzak System (including the interests of the MUZAK(R) licensees in such System), then (whether or not such conduct is similar to the conduct referred to in either of the earlier notices) Muzak may notify Licensee of that fact and of the further fact that as a result of such conduct, it does not intend to renew Licensee's license rights. This notice shall constitute a final notice of nonrenewal.

          (c)  In the event that, in accordance with the provisions of this
Section 3.2, Muzak notifies Licensee of its intention not to renew Licensee's license rights, then Muzak shall have no obligation to offer to renew such license rights; provided, however, that if, in the case of the final nonrenewal notice sent pursuant to subparagraph (a) or subparagraph (b)(ii) above, Licensee challenges, by litigation commenced no later than 120 days after the date of such final nonrenewal notice, the propriety of such notice, such notice shall become effective only after such litigation is finally resolved in favor of Muzak. It is understood and agreed that Licensee's right to challenge the final nonrenewal notice sent under subparagraph (b)(i) of this Section 3.2 shall be exercised, if at all, by means of Licensee's challenge under Section 10.1 of this Agreement of the breach supporting such nonrenewal. For purposes hereof, final resolution shall include Licensee's failure to make a timely appeal of a court decision in favor of Muzak. If Muzak does not so notify Licensee, then Muzak shall be required to offer to enter into a new license agreement with Licensee upon expiration of this Agreement, which new license agreement shall correspond to the form of license agreement which Muzak is then bona fide offering to licensees (or prospective licensees) serving (or proposing to serve) licensed territories of comparable size to that proposed to be licensed to Licensee under such new agreement.

     3.3  Notice from Licensee.  Notwithstanding Section 3.2, Muzak shall have
          --------------------
no obligation to offer to renew Licensee's license rights unless, after written notice from Muzak sent to Licensee no less than eight (8) and no more than twelve (12) months prior to the date of expiration described in Section 3.1 of this Agreement advising Licensee of the effect of this Section 3.3, Licensee shall have given Muzak written notice of its desire to renew its license rights not less than six (6) months nor more than twelve (12) months prior to the date of expiration described in Section 3.1 of this Agreement.

IV.  EXCLUSIVITY
     -----------

     4.1  In the Territory.  Subject to the provisions of Sections 1.3 and 2.4
          ----------------
(including Exhibit E hereto) above, Article IX below (including Exhibit G hereto), and the Licensee's In-Store Advertising Agreement described in Exhibit H attached hereto, during the term of this Agreement, Muzak shall not authorize anyone other than Licensee to (i) provide the Services in the Territory or (ii) use the Proprietary Marks in the Territory.

     4.2  Future Services.  Muzak shall conduct research and development to
          ---------------
maintain and improve the quality of the Services and the methods used to distribute them. In the event that Muzak develops new subscription music services, or new communications services in the nature of the Adjunct Services, after the date hereof, Muzak shall amend Exhibit A or Exhibit B, as the case may be, in the manner provided in Section 2.1 above (including the requirement of at least six months' prior notice to Licensee of such amendment) to add such new Services thereto, thereby giving

Licensee the right and, subject to Exhibit E hereto, the obligation to distribute such Services in the Territory under the terms of this Agreement.

     4.3  No Other Services.  During the term of this Agreement, except as
          -----------------
otherwise approved in writing by Muzak, neither Licensee nor any of the persons or entities holding (either directly, indirectly, or beneficially) a controlling ownership interest in Licensee shall, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or entity:

          (a) Participate or permit any of its employees, officers, or directors to participate, either directly or indirectly in the distribution in the Territory of any communications service substantially the same as or similar to the Adjunct Services (except a communications service distributed by any such person or entity pursuant to a contract or agreement in effect on the date the Adjunct Service which is the same as or similar to such communications service is first offered to Licensee by Muzak), or any subscription music service other than the Music Services, including, without limitation, a radio program service which is provided through special reception devices tuned only to that station's signal and any music programming that is provided to commercial or residential locations by means of cable television or cable radio; provided,
                                                       --------
however, that the foregoing shall not become effective with respect to such
- -------
other subscription music services that are distributed by Recorded Media until the later of (i) January 1, 1993, (ii) the first date Licensee may cancel or otherwise terminate the agreement under which Licensee is the distributor of such other music services without causing a breach of such agreement (provided such agreement was in effect on March 1, 1990), or (iii) with reference to the distribution of such music services to any particular customer, the first date Licensee may either substitute the Music Services for such other music services or cancel or terminate the agreement with such customer without causing a breach of such agreement (provided such customer agreement was in effect on September 1, 1990); and provided further, that if, as a result of Licensee's acquisition
              -------- -------
of another music business or the assets thereof during the term of this Agreement, Licensee becomes the assignee of a customer agreement for such other music or communications services or an agreement under which Licensee is the distributor of such other music or communications services and Licensee cannot substitute the Services for such other services without causing a breach of such agreement, Licensee may provide such other services to the customers receiving such services on the date of assignment through the remaining term (without reference to renewal rights) of such agreement. Indirect participation shall include participation as an officer, director, owner (which term shall not include the holder of 5% or less of the common stock of a publicly-held entity), partner, employee, or consultant of an entity distributing such other communications or subscription music service.

          (b) Divert or permit any of its employees, officers, or directors to divert any existing or prospective Subscriber to any competitor in the Territory, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Muzak, the Proprietary Marks, or the Services.

          (c) Display in any location in the Territory any trade names, trademarks, or service marks of any other business providing subscription music services or providing communications services substantially similar to the Adjunct Services except if permitted to sell or distribute such services in the Territory pursuant to Paragraph (a) above.

     4.4  Promotion of All Services.  Throughout the term of this Agreement,
          -------------------------
Licensee shall use its reasonable best efforts actively to promote, market, and distribute each of the Services (except as otherwise provided in Article 4 of Exhibit E hereto).

V.  STANDARDS OF SERVICE AND TRAINING
    ---------------------------------

     5.1  Operations in General.  In order to maintain the reputation and
          ---------------------
goodwill of Muzak, the Services, and the Proprietary Marks, Licensee shall:

          (a) Comply with all federal, state, and local laws, rules and regulations, and timely obtain all permits, certificates, and licenses, necessary in the reasonable judgment of Licensee for the proper conduct of the business licensed hereunder (the "Business").

          (b) Maintain an office in the Territory and promptly notify Muzak in the event Licensee moves the office to a new location within the Territory; provided, however, that if Licensee is also the Muzak licensee in a territory adjacent to the Territory and maintains an office in that territory that adequately serves Subscribers in both such territories, Licensee need not maintain an office in the Territory.

          (c) Be responsible for paying for all performing rights licenses necessary for the distribution of the Services; provided, however, that Muzak shall be responsible for paying for the license with SESAC to the extent required for Licensee's distribution of the Services.

          (d) Be responsible for paying all applicable local, state and federal taxes of whatever nature, now or hereafter enacted, relating to Licensee's provision of the Services, and all accounts and other indebtedness of every kind incurred by Licensee in the conduct of the Business.

          (e) Hold itself out to the public as an independent contractor, operating under a license from Muzak. In the event Licensee elects to exhibit the MUZAK(R) name on its stationery or vehicles, such exhibition shall be in a conspicuous place and only in juxtaposition with Licensee's corporate name.

     5.2  Sales.  Licensee (or, if Licensee is a corporate or partnership
          -----
entity, those individuals responsible for managing the Business) shall devote full-time and reasonable best efforts to the sale, distribution, and support of all the Services (it being understood that such obligation shall not be construed as prohibiting Licensee from selling goods and services in addition to the Services, provided such sale does not violate Section 4.3 above, or requiring Licensee to sell certain Adjunct Services as described in Article 4 of Exhibit E hereto). Without limiting the generality of the foregoing, prior to the beginning of each consecutive twelve (12)-month period during the term of this Agreement, with the first such period to begin on the first anniversary of the date of this Agreement, Muzak and Licensee shall mutually set a Services sales goal for Licensee. Such goal shall be based on the amount of Gross Billings, plus the amount of billings for the sale of Recorded Media and Adjunct Services, which Muzak and Licensee mutually believe can be attained by Licensee during such twelve (12)-month period, taking into consideration such factors as the size and other distinctive characteristics of the Territory, the size and trend of Licensee's past Gross Billings and other billings, Licensee's prior sales of each Service, and economic conditions affecting the Territory. Licensee shall use its best efforts to meet such sales goals during each respective twelve (12)-month period.

     5.3  Protection of Services.  Licensee shall not alter in any way the
          ----------------------
Services or any products (including Service Delivery Equipment) owned by Muzak and in the possession of Licensee. Without limiting the generality of the foregoing, Licensee shall not substitute or add any musical selections or other material in or to any Service (except in extraordinary circumstances, with the prior written consent of Muzak, which in such circumstances shall not be unreasonably withheld). Licensee shall not represent that any product or equipment not produced by Muzak has been produced by Muzak; provided, however, that the foregoing shall not preclude Licensee from displaying the MUZAK(R) name on items not produced by Muzak, including promotional items, if Muzak has authorized such display. Licensee shall report to Muzak any unauthorized reception of the Services promptly after becoming aware of any such unauthorized reception, and shall further cooperate with Muzak in protecting against and preventing the unauthorized reception of the Services. Licensee shall not record, copy, or reproduce all or any part of any Service and shall expressly prohibit, including by written agreement if possible, Subscribers from recording, copying, or reproducing all or any part of any Service.

     5.4  Training.  Muzak shall make available to Licensee and its employees
          --------
training programs designed to maintain and improve Licensee's sales and delivery of the Services; provided, however, that this obligation shall cease in the event Muzak determines that such programs (or any sessions thereof) are not cost-effective. For all such programs, Muzak shall provide instructors and training materials, for which Muzak reserves the right to charge a reasonable tuition fee. Licensee or its employees shall be responsible for any and all other expenses incurred by them in connection with such training programs, including without limitation the costs of transportation, lodging, meals, and any wages.

     5.5  Confidentiality.  During the term of this Agreement and thereafter,
          ---------------
neither Muzak nor Licensee (including any persons or entities listed on the last page of this Agreement) shall use for its own purposes or divulge to any third party any trade secrets or confidential information of the other. As used herein (i) the term "third party" shall not include any party otherwise lawfully in receipt of the trade secrets or confidential information to be divulged; or any employee, attorney, accountant, or consulting engineer of Muzak or Licensee, as the case may be, provided that such individual agrees not to further use or disclose such trade secrets or confidential information; or any person or entity providing credit or financing to Muzak or Licensee, as the case may be, provided such person or entity (and any representative thereof) is similarly charged with maintaining the confidence of such trade secrets and confidential information; or any representative of a governmental authority or other person or entity to whom disclosure is required by compulsion of law, provided notice of the demand for such disclosure is given, within 48 hours of receipt of such demand, to the party owning the confidential information or trade secrets required to be disclosed; and (ii) the term "confidential information" means information designated as such in writing by the party owning such information, as well as customer lists and revenue data (without further designation), but does not include information that has become part of the public domain through publication or other similar communication. During the term of this Agreement Muzak shall not require that Licensee disclose to Muzak the name and address of any Subscriber other than (i) for the purpose of participation in the Multi-Territory Accounts Program, (ii) to permit delivery of the Services under the Licensee's In-Store Advertising Agreement, and (iii) to permit delivery of the Services by such technological means as require such information for such delivery. Licensee understands and agrees that if Muzak is unable to perform any of its obligations hereunder as a result of its inability to obtain such Subscriber information, such nonperformance shall not be deemed a breach of this Agreement.

VI.  FEES AND ROYALTIES
     ------------------

     6.1  Initial Fee.  If this Agreement is entered into in connection with the
          -----------
renewal or continuation (including amendments and adjustments of territories) of rights granted under a prior agreement between Muzak (or its predecessor) and Licensee (or its predecessor in the Territory), Licensee shall not be required to pay any initial fee to Muzak. If this Agreement is not entered into in connection with such renewal or continuation of rights granted under such a prior agreement, Licensee shall pay to Muzak an initial fee of Five Thousand Dollars, plus the amount, if any, paid by Muzak to purchase the rights of any former licensee in the Territory in any Multi-Territory Contracts and certain Adjunct Services Subscriber Agreements (as defined in Exhibits E and G hereto), upon the opening of the business licensed hereunder. The initial fee shall be deemed fully earned and nonrefundable upon the opening of the business licensed hereunder and assignment of such subscriber contracts and agreements in consideration of the administrative and other expenses incurred by Muzak in granting this license to Licensee.

     6.2  Market Fee. Licensee shall pay to Muzak, in accordance with Section
          ----------
6.7 each calendar month, a market fee in the amount set forth below for Licensee Category _____ and based upon information then available in the report entitled County Business Patterns by State and a U.S. Summary, as published by the Bureau
- ----------------------------------------------------
of the Census, United States Department of Commerce or any successor publication (the "U.S. Business Pattern Report") and, in the case of Category I below, the population within the Territory.

Licensee                 Number of Businesses and/or             Monthly
Category                 Population Within Territory             Market Fee
- --------                 ---------------------------             ----------
  A                      70,000 or more businesses                  $950
  B                      60,000 through 69,999 businesses            900
  C                      50,000 through 59,999 businesses            850
  D                      40,000 through 49,999 businesses            770
  E                      30,000 through 39,999 businesses            690
  F                      20,000 through 29,999 businesses            610
  G                      10,000 through 19,999 businesses            530
  H                       5,000 through  9,999 businesses            450
  I ("Junior              4,999 or fewer businesses or               350
   Franchise")            population of 100,000 or less

Upon a determination by Muzak, based upon the information then available in the U.S. Business Pattern Report (or, in the case of Category I, the U.S. Census), that the number of businesses or population within the Territory has changed so as to require the recategorization of the Business, Muzak will so notify Licensee. Any adjustment in the market fee resulting from such recategorization shall become effective for the calendar month immediately following the month in which such notice is given. Cumulative adjustments in the market fee during the term of this

Agreement shall not exceed two (2) categories from that shown above in this
Section 6.2.

     6.3  Royalty Fee.  Licensee shall pay to Muzak each month a royalty fee in
          -----------
the amount of ten percent (10%) of Licensee's Gross Billings, as defined in
Section 6.8 below.

     6.4  DBS Surcharge.  In consideration of Muzak's development and
          -------------
implementation of DBS, Licensee shall pay to Muzak a surcharge (the "DBS Surcharge") throughout the term of this Agreement; provided, however, that Licensee's obligation to pay the DBS Surcharge shall no longer exist after Licensee (and/or any predecessor of Licensee in the Territory) has paid to Muzak the DBS surcharge with respect to the Territory for a cumulative total of ninety-six (96) consecutive calendar months (including any months preceding the date of this Agreement during which Licensee [or its predecessor in the Territory] paid such DBS Surcharge with respect to the Territory). The DBS Surcharge shall be equal to the following percentage of Licensee's Gross
Billings:

               Calendar Months
          (Including any applicable                    DBS Surcharge
          months preceding the date                    (Percentage of
              of this Agreement)                       Gross Billings)
          -------------------------                    ---------------
                1  through     12                           0.50%
               13  through     24                           1.25%
               25  through     60                           1.75%
               61  through     96                           1.00%
                   thereafter                               0.00%

     6.5  Recorded Media Charges.  Licensee shall pay Muzak's standard Recorded
          ----------------------
Media charges, as the same may be set forth by Muzak from time to time in writing, for all Recorded Media distributed to Licensee or the Subscribers. Muzak shall not increase such Recorded Media charges prior to January 1, 1993, and increases thereafter shall not exceed ten percent (10%) per annum.

     6.6  Adjunct Services Charges.  Licensee shall pay Muzak's Adjunct Services
          ------------------------
charges in accordance with the terms set forth in Exhibit F attached hereto and incorporated herein by reference.

     6.7  Payment Schedule.  All monthly payments required by Sections 6.3 and
          ----------------
6.4 shall be paid within forty-five days of the end of the month in which the applicable Services are provided to the Subscribers, and shall be submitted together with any reports or statements required under Section 7.2 hereof. All Market Fee charges required by Section 6.2, all Recorded Media charges required by Section 6.5, and all Adjunct Services charges required by Section 6.6 shall be paid within forty-five days after the date of Muzak's billing to Licensee. Any payment of fees due to Muzak that is not actually received by Muzak by the due date shall be deemed overdue. If any payment is deemed overdue, simple interest may be assessed on such overdue payment. Such interest shall accrue on a daily basis from the due date until the date of payment, at the lesser of (i) the prime rate of The First National Bank of Chicago per annum in effect at the beginning of the calendar quarter, or
(ii) the highest rate of interest permitted by law in Licensee's State. Entitlement to such interest shall not limit any other remedies available under law or this Agreement as a result of the overdue payment.

     6.8  Gross Billings.  "Gross Billings" means all amounts billed or
          --------------
otherwise charged to a Subscriber by Licensee in connection with (1) the provision of any Music Service, and (2) the lease or rental (but not the sale) of Service Delivery Equipment and other equipment used to receive and distribute such Music Service but not including (i.e., excluding) equipment that is not used primarily in the provision or reception of a Music Service.
Notwithstanding the foregoing, "Gross Billings" shall not include any amount billed or otherwise charged to a Subscriber by Licensee for (a) the provision of any Music Service on Recorded Media, (b) Music-Related Adjunct Services, or (c) the lease or rental of any Service Delivery Equipment used with Recorded Media. "Gross Billings" also shall not include (i) any amounts billed to Subscribers as (and separately stated on the billings or otherwise separately determinable as) sales or similar excise taxes; (ii) one-time installation charges billed not later than ninety (90) days following completion of such installation; (iii) charges for service of Subscriber-owned equipment, provided that such charges are separately determinable; (iv) ad hoc (i.e., extraordinary) charges for service actually performed on Subscriber-
- -----
leased or Subscriber-owned equipment; and (v) late-payment penalties or interest charges imposed by Licensee, provided that such penalties and charges do not exceed standard industry practice. Licensee may deduct from its Gross Billings
(i) amounts paid by Licensee as performing rights fees to ASCAP, BMI, or similar performing rights organizations with respect to the Music Services other than those distributed by Recorded Media, and (ii) the amount of any billings that were previously reported to Muzak as part of Licensee's Gross Billings but which, in the month of the deduction, were written off by Licensee as uncollectible in accordance with federal income tax standards of uncollectibility.

VII.  RECORDS, REPORTS, AND INSPECTIONS
      ---------------------------------

     7.1  Records.  Licensee shall prepare, and retain at its principal place of
          -------
business for at least two (2) years thereafter, complete and accurate books, records, and accounts of the Business. Such books, records, and accounts shall fairly represent the results of operations of such business, as determined on an accrual basis, and shall be kept in sufficient detail to permit the transactions included in such operations to be clearly identifiable and traceable to underlying documentation. Licensee shall make available such records and books of account to Muzak or its representatives if requested by Muzak for inspection and audit as provided in Section 7.3.

     7.2  Reports.  Licensee shall submit to Muzak, together with the payments
          -------
described in Section 6.7, royalty and fees reports, in such detail as Muzak may from time to time reasonably request, accurately reflecting all Gross Billings during the periods to which such payments pertain.

     7.3  Audit.
          -----

          (a) Muzak or its representatives may, upon giving Licensee 30 days' (or 10 days' in the case of an audit following a request for Muzak's consent to a transfer under Article XII hereof) written notice, enter the premises of Licensee (and of any person doing business [an "affiliated person"] controlling, controlled by or under common control with Licensee) during normal business hours for inspection and audit of the business and records of Licensee and of such affiliated person, provided that such inspection and audit shall be no more extensive than is required to verify that none of Licensee's or such affiliated person's revenues should have been reported as Gross Billings or as charges for Recorded Media and Adjunct Services and that Licensee's payments to Muzak have been properly computed in accordance with the provisions of Article VI of this Agreement. Licensee shall cooperate with any such inspection and audit. Muzak shall not assess Licensee for amounts found, as a result of such audit, to be owing hereunder if such amounts derive from a reporting period that ended more than two years prior to the date such audit commenced, provided that Licensee has not knowingly maintained false books or records, or knowingly submitted false reports to Muzak.

          (b) During any audit hereunder, Muzak or its representatives (at Muzak's cost and expense) may make mechanical copies of only those books and records of Licensee that are necessary for the verification of Licensee's statements and accountings to Muzak and were physically examined as part of the audit. Muzak shall take reasonable precautions to safeguard the confidentiality of such copies and shall destroy any such copies upon the mutually-confirmed completion of the audit and payment in full of any royalties and other charges determined to be owing to Muzak as a result of the audit. Nothing contained herein shall be construed as in any way limiting Muzak's right manually to copy or make abstracts of Licensee's or any affiliated person's books and records or to make any notes or the like whatsoever; provided, however, that such manual copies or abstracts (and any copies thereof) shall be destroyed upon the mutually-confirmed completion of the audit.

          (c) In the event that any audit conducted by or on behalf of Muzak results in a determination that there has been either an underpayment or overpayment of the amounts due Muzak hereunder, then within 30 days after such determination, Licensee or Muzak, as the case may be, shall pay to the other the amount of such underpayment or overpayment; provided, however, that in the event that Licensee disputes the results of any such audit, the parties shall attempt to resolve the matter by conducting a new audit under the joint supervision of their respective independent certified public accountants. In the event that such new audit resolves the dispute, the cost of each party's independent certified public accountants shall be borne by the respective party. In the event that such new audit fails to resolve the dispute, the matter shall be resolved by arbitration under the rules of the American Arbitration Association, and the losing party shall pay both parties' entire costs of the second audit.

          (d) If it is determined as a result of an audit that there has been an underpayment of seventeen percent (17%) or more of the amounts due Muzak for any given calendar year, Licensee shall pay to Muzak, within thirty (30) days after such determination and in addition to all other amounts due under this

Agreement, a penalty equal to fifteen percent (15%) of the underpayment for that year. The foregoing remedies shall be in addition to any other remedies Muzak may have for such underpayment.

          (e) Muzak and Licensee shall confirm, at the conclusion of the audit and following payment of any monies found owing as a result of the audit, that such audit has been completed and that the periods audited shall not be audited again absent a showing that Licensee knowingly maintained false books and records for such period.

VIII.  MARKETING AND PROMOTION
       -----------------------

     8.1  Advertisements.  Licensee shall cooperate with any advertising or
          --------------
promotional campaigns conducted by Muzak in accordance with sound business practices. Licensee shall promptly discontinue any advertising or promotion which Muzak informs Licensee is, in Muzak's judgment, inimical to Muzak's reputation. Without limiting the generality of the foregoing, Licensee shall submit to Muzak upon request samples of all advertising and promotional plans and materials that Licensee proposes to use. Licensee shall amend any such plans and materials as requested by Muzak upon receipt of notice from Muzak that such plans or materials fail to comply with the requirements of this Section
8.1. In the event that Muzak notifies Licensee to amend any advertising or promotional plans previously approved by Muzak's predecessors-in-interest, Licensee shall have up to 180 days after the date of such notice to make such amendments.

     8.2  Yellow-Pages Advertising.  Each year during the term of this
          ------------------------
Agreement, Licensee shall ensure that it is listed in at least one "trademark ad" under the appropriate classification in the yellow pages of one major-market telephone book in the Territory. Muzak will reimburse Licensee for the annual cost of one such "trademark ad" within thirty (30) days after receipt from Licensee of the invoice for the advertisement.

     8.3  Additional Assistance by Muzak.  Within the limits of its available
          ------------------------------
personnel, Muzak, when so requested by Licensee, shall make available technical and marketing assistance to Licensee. The charges for such assistance shall be mutually agreed upon by the parties.

IX.  MULTI-TERRITORY ACCOUNTS PROGRAM; CABLE RADIO/TV
     ------------------------------------------------

     9.1  Multi-Territory Accounts Program.  Recognizing that potential
          --------------------------------
Subscribers with substantial numbers of Subscriber Premises located throughout the United States represent a significant potential market for Licensee and other Muzak licensees marketing the Services, and that the effective marketing of the Services to such accounts frequently requires a coordinated effort by Muzak and its licensees, Muzak, in conjunction with a Multi-Territory Sales Committee, shall establish and maintain during the term of this Agreement a Multi-Territory Accounts Program. The Multi-Territory Accounts Program and the Multi-Territory Sales Committee are more fully described in Exhibit G attached hereto and incorporated herein by reference. Licensee and Muzak agree to participate in the Multi-Territory Accounts Program as set forth in Exhibit G and otherwise to abide by the terms of Exhibit G. Without limiting the generality of the foregoing, Licensee agrees to participate during the term of this Agreement in all Multi-Territory Contracts (as defined in Exhibit G) that pertain to Subscriber Premises in the Territory.

     9.2  Cable Radio/TV.  In the event that (i) a provider of cable television
          --------------
or cable radio programming requests that Muzak provide music for such programming that cannot otherwise be provided by Licensee utilizing the Music Services, and (ii) such programming will be distributed to residences (but not to commercial locations) in the Territory, then prior to Muzak's providing such music, Muzak and Licensee shall jointly determine their respective interests in the revenues deriving from the provision of such music to such provider.

X.  DEFAULT AND TERMINATION OF THIS AGREEMENT
    -----------------------------------------

     10.1  Default of Licensee.
           -------------------

          (a) Licensee shall be deemed to be in default under this Agreement, and all rights granted herein shall, at the option of Muzak, immediately terminate upon notice thereof to Licensee (without opportunity to cure), if at any time:

               (i) Licensee shall file in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Licensee's property, or if there is commenced against Licensee any such petition which is not opposed by Licensee or not dismissed within ninety days after such filing, or if Licensee admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors, or if Licensee makes general application to Licensee's creditors to settle, compromise, or extend the time of payment of all of Licensee's obligations; or

              (ii) there occurs a voluntary or involuntary transfer or purported transfer of an interest in Licensee or in this Agreement in violation of Article XII.

          (b) Licensee shall be deemed to be in default under this Agreement, and all rights granted herein shall terminate, if any of the following events shall occur and not be cured, in the time and manner provided in subsection (c) below, following notice thereof from Muzak:

                    (i) if Licensee fails to comply with any of its obligations under this Agreement and Muzak has been or is reasonably likely to be in any way damaged thereby, or if any representation made by Licensee herein is found to be untrue when and as made and Muzak has been or is reasonably likely to be in any way damaged thereby; or

                    (ii) if Licensee ceases to distribute the Music Services or ceases to operate or otherwise abandons the Business; or

                    (iii) if Licensee loses the right to transact business in any jurisdiction included in the Territory and Licensee refuses to surrender to Muzak its license rights hereunder with respect to such jurisdiction; or

                    (iv) if Licensee knowingly maintains false books or records, or submits false reports to Muzak.

          (c) Licensee shall have thirty (30) days after its receipt from Muzak of a written notice of default within which to remedy any default as defined in subsection (b) above (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default) and to provide evidence thereof to Muzak. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement shall terminate following Licensee's receipt of a Notice of Termination reciting Licensee's failure to cure or commence to cure and setting forth a definite termination date, which shall be no sooner than 5 business days following Licensee's receipt of such Notice or such longer period as applicable law may require; provided, however, that in the event the existence of such default is disputed by Licensee, and Licensee notifies Muzak of such dispute within 10 days after receipt of Muzak's notice of default and thereafter promptly proceeds to take all steps necessary to resolve such dispute, including (if necessary) the commencement of litigation by no later than 30 days after receipt of Muzak's notice of default, such termination shall not become finally effective until 10
days after the date such dispute is finally resolved in favor of Muzak.   For
purposes hereof, final resolution shall include without limitation Licensee's failure to make a timely appeal of a court decision in favor of Muzak. Notwithstanding anything in this paragraph (c) to the contrary, in the event that the final resolution in favor of Muzak of Licensee's dispute of a notice of default is by means of a court decision and such court also specifically decides that, at each successive level of Licensee's legal challenge to the notice of default, Licensee had a strong likelihood of success on the merits (without application by the court of any balance-of-hardships tests), Licensee shall have 30 days from the date of such final resolution to cure the default; in such event, if such cure is not effectuated by the end of such 30-day period, the termination shall then become immediately effective.

     10.2  Default of Muzak.  Muzak shall be deemed to be in default, and
           ----------------
Licensee shall have the right to terminate this Agreement, if Muzak fails to comply with any of its obligations under this Agreement, and Licensee has been or is reasonably likely to be in any way damaged thereby, and such failure is not cured within thirty (30) days after Muzak's receipt of a written notice of default from Licensee (or, if the default cannot reasonably be cured within such thirty (30) days, if such cure has not been initiated and is not continuing within that time); provided, however, that in the event the existence of such default is disputed by Muzak, and Muzak notifies Licensee of such dispute within 10 days after receipt of Licensee's notice of default and thereafter promptly proceeds to take all steps necessary to resolve such dispute, including (if necessary) the commencement of litigation by no later than 30 days after receipt of Licensee's notice of default, such termination shall not become effective until 10 days after the date such dispute is finally resolved in favor of Licensee. For purposes hereof, final resolution shall include Muzak's failure to make a timely appeal of a court decision in favor of Licensee. Notwithstanding anything in this Section 10.2 to the contrary, in the event that the final resolution in favor of Licensee of Muzak's dispute of a notice of default is by means of a court decision and such court also specifically decides that, at each successive level of Muzak's legal challenge to the notice of default, Muzak had a strong likelihood of success on the merits (without application by the court of any balance-of-hardships tests), Muzak shall have 30 days from the date of such final resolution to cure the default; in such event, if such cure is not effectuated by the end of such 30-day period, the termination shall then become immediately effective.

     10.3  Additional Remedies.  No termination of this Agreement shall affect
           -------------------
any obligation, including any obligation arising as a result of a default of this Agreement, of any party accrued up to the date of termination or limit any additional rights or remedies provided the nondefaulting party under this Agreement or under law.

     10.4  Force Majeure.  Neither Muzak nor Licensee shall have any liability
           -------------
to the other or to any other person as a result of the failure of either of such parties to perform its obligations hereunder, nor shall such failure be considered a breach of this Agreement, if such failure is due to fire, flood, other act of God, strike or other event or situation beyond the control of such party acting in accordance with sound business practices.

XI.  RELATIONSHIP OF THE PARTIES UPON TERMINATION OR EXPIRATION OF THIS
     ------------------------------------------------------------------
     AGREEMENT
     ---------

     11.1  Action Required of Licensee.  Upon termination or expiration (without
           ---------------------------
renewal of license rights) of this Agreement, Licensee shall, subject to Section 2.2(b), Section 2.4 (including Exhibit E), and Article IX (including Exhibit G), immediately

          (a) Cease to distribute the Services to Subscribers and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a licensee of Muzak;

          (b) Cease to use, in any manner whatsoever, the Services and the Proprietary Marks. Without limiting the generality of the foregoing, Licensee shall immediately cancel any assumed name or equivalent registration which contains the mark "MUZAK(R)" or any other service mark or trademark of Muzak, or otherwise permit Muzak to effect such cancellation;

          (c) Sell to Muzak at Licensee's cost of acquisition, if any, all manuals, instructions, sales literature, and other materials related to the Services or the Proprietary Marks and retain no copy or record of any of the foregoing except Licensee's copies of this Agreement and any other document which Licensee reasonably needs for compliance with specific provisions of state or federal law;

          (d) Dismantle (if necessary) and dispose of as Muzak requests (at Muzak's cost) all Earth Stations, Recorded Media, and other equipment provided Licensee by Muzak; and

          (e)  Promptly pay all sums indisputably owing to Muzak.

     11.2  Action Required of Muzak.  Upon termination or expiration (without
           ------------------------
renewal of License rights) of this Agreement, Muzak shall promptly pay all sums indisputably owing to Licensee. Muzak shall not provide or directly or indirectly make available to any successor licensee in the Territory (including any owned affiliates) any of Licensee's customer lists or customer contract termination dates or terms; provided, however, that Muzak may transfer to such successor licensee any contract rights purchased by Muzak from Licensee under the terms of Exhibits E and G hereto.

XII.  TRANSFER OF BUSINESS OR CONTROL OF LICENSEE
      -------------------------------------------

     12.1  By Licensee and its Owners.  Muzak has entered into this Agreement in
           --------------------------
reliance on the business skills, financial capacity, and personal character of Licensee and its owners. Accordingly, Licensee shall not permit the transfer of any interest in or of Licensee that would have the effect, alone or together with other previous, simultaneous, or proposed transfers, of directly or indirectly transferring a controlling interest (whether in stock, partnership interests or otherwise) in this Agreement, Licensee, or a major portion of the assets used in the Business without the prior written consent of Muzak and without otherwise complying with the requirements of this Article XII. Any such purported assignment or transfer, by operation of law or otherwise, not having the written consent of Muzak and not otherwise complying with the requirements of this Article XII shall be null and void and shall constitute a material breach of this Agreement.

     12.2  Consent of Muzak.  Muzak shall not unreasonably withhold its consent
           ----------------
to a transfer described in Section 12.1; provided, however, that Muzak may require any or all of the following as conditions of its approval:

          (a) All of Licensee's accrued monetary obligations to Muzak shall have been satisfied (or otherwise provided for to

Muzak's satisfaction, including without limitation the escrowing with counsel at closing of the full amount of such obligations);

          (b) The transferee and its owners shall enter into a written assignment, in a form reasonably satisfactory to Muzak, assuming and agreeing to discharge all of Licensee's obligations under this Agreement;

          (c) The transferee shall demonstrate to Muzak's reasonable satisfaction that (i) the transferee has the personal character and the financial resources to conduct the Business, (ii) the transferee personally has the general business experience to conduct the Business or will employ during the term of this Agreement a general manager with such business experience to conduct the Business, and (iii) the transferee is not in a position to use the information obtained as a licensee of Muzak in a manner that will be harmful to Muzak outside the Territory; and

          (d)  The transferee shall pay Muzak a transfer fee as follows:

               (i) For any transfer to an existing licensee of Muzak (or any entity owned or controlled by or having common ownership with an existing licensee of Muzak), the sum of $1,000; or

          (ii) For any other transfer, (A) the sum of $2,500 for a Business having Gross Billings (as defined herein) of $20,000 per month or less, and
     (B) the sum of $5,000 for a Business having Gross Billings (as defined herein) in excess of $20,000 per month.

     In the event Muzak fails to respond to any request for approval of a transfer to another MUZAK(R) licensee within 20 business days and to all others within 30 business days of its receipt of a completed application for transfer, then the request shall be deemed approved, subject only to Muzak's receipt of notification of the transferee's assumption of Licensee's obligations, and of the assignment to the transferee of Licensee's rights, under this Agreement.

     12.3  Collateral.  Muzak will not require approval of the assignment,
           ----------
transfer, pledge, or hypothecation of all or any part of the assets of the Business, excluding this Agreement, and, if Licensee is a corporation, all or any part of the stock of said corporation, to banks or other lending institutions as collateral security for loans made directly to or for the benefit of the Business. However, such approval will be required for any proposed assignment of this Agreement.

     12.4  Transfer to Family Member.  An individual may transfer his or her
           -------------------------
interest in Licensee or this Agreement to a member of his or her immediate family or to a corporation controlled by such individual, provided that the requirements set forth in paragraphs (a), (b), and (c) of
Section 12.2 are met.  No transfer fee shall be required for any such transfer.

     12.5  By Muzak.  Muzak shall have the right to transfer or assign all or
           --------
any part of its rights or duties hereunder to any person or entity. Muzak shall promptly notify Licensee of any such transfer.

XIII.  PROPRIETARY MARKS
       -----------------

     13.1  Ownership.  Muzak represents that it is the owner of all right,
           ---------
title, and interest in and to the Proprietary Marks. Muzak will take all steps, including the taking of legal action, reasonably necessary to preserve and protect the ownership and validity in and of the Proprietary Marks. Licensee shall not directly or indirectly contest the validity or Muzak's ownership of the Proprietary Marks. In the event that litigation involving the Proprietary Marks is instituted or threatened against Licensee, Licensee shall promptly notify Muzak and shall cooperate in the defense or settlement of such litigation, which Muzak shall have the right to control at its expense.
Licensee expressly understands and acknowledges that Muzak is the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

Licensee's use of the Proprietary Marks pursuant to this Agreement does not give Licensee any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement.

     13.2  Infringement.  Licensee shall promptly notify Muzak of any suspected
           ------------
infringement of the Proprietary Marks, and of any challenge to Muzak's ownership of, or Licensee's right to use, the Proprietary Marks. Subject to Section 13.1, Muzak shall have the sole right to decide whether an administrative or judicial proceeding, or other action, should be undertaken in response to any such suspected infringement or challenge, and, if any such proceeding or action is to be undertaken, to initiate and control such proceeding or action at its expense. In the event Muzak elects to undertake any such proceeding or action, Licensee agrees to cooperate with Muzak in such effort. Licensee shall have no right to institute any litigation against a third party relating to the Proprietary Marks without Muzak's prior written consent.

     13.3  Use.  Licensee's right to use the Proprietary Marks is limited to
           ---
such uses as are authorized under this Agreement. Licensee shall not use the Proprietary Marks as part of its corporate or other legal name. Licensee shall comply with Muzak's instructions at Muzak's cost in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents reasonably deemed necessary by Muzak or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability. Unless otherwise authorized or required by Muzak, Licensee shall use the Proprietary Marks without prefix or suffix and shall comply with Muzak's instructions regarding the use of the federal registration symbol and other trademark or service mark designations.

     13.4  Substitution of Proprietary Marks.  Muzak reserves the right to add
           ---------------------------------
Proprietary Marks and, except with respect to the MUZAK(R) trademark, to substitute different Proprietary Marks, or discontinue the use of Proprietary Marks, for use in identifying the Services if Muzak's currently owned Proprietary Marks no longer can be used, or if Muzak determines that such addition, substitution, or discontinuation will be beneficial to its business and provides to Licensee at least six (6) months' prior notice of such addition, substitution or discontinuation. All such additions, substitutions or discontinuations will be reflected in an amendment of Exhibit C and shall not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such addition, substitution or discontinuation.

XIV.  MISCELLANEOUS
      -------------

     14.1  Representations of Licensee.  Licensee represents and warrants to
           ---------------------------
Muzak that, on the date of this Agreement:

          (a) If Licensee is a trust, corporation, or partnership, it is duly organized, in good standing, and qualified to do business in all jurisdictions included in the Territory; all controlling ownership interests in Licensee are directly and indirectly held by those persons and entities listed on the signature pages hereof, and no other persons or entities own any controlling interests in Licensee; and it has all necessary power and authority to execute, deliver, and perform this Agreement.

          (b) There are no actions, suits, proceedings, or investigations in any court or before any governmental agency or instrumentality which affect or are reasonably likely to affect Licensee's ability to perform its obligations under this Agreement.

     14.2  Representations of Muzak.  Muzak represents and warrants to Licensee
           ------------------------
that, on the date of this Agreement, it is duly organized and in good standing as a limited partnership under the laws of the State of Delaware and has all necessary power and authority to execute, deliver, and perform this Agreement.

     14.3  Independent Contractor.  Muzak and Licensee are independent
           ----------------------
contractors vis-a-vis each other and neither party, nor their respective employees and agents, are or are to be construed to be either legal or implied agents, servants or employees of the other party or to have authority to act for or on behalf of the other party. No acts taken or assistance given by one party to the other pursuant to this Agreement will be construed to alter this relationship. Without limiting the generality of the foregoing, but subject to the terms of the Multi-Territory Accounts Program as described herein, Section
2.4 (including Exhibit E), the In-Store Advertising Agreement between Muzak and Licensee, and any other written contract between Muzak and Licensee, nothing in this Agreement shall authorize one party to make any contract, agreement, warranty or representation on behalf of the other party or to incur any debt or obligation in the other party's name, and the other party shall in no event assume liability for, or be deemed liable hereunder as result of, any such action. Without limiting the rights of a party to enforce its rights hereunder, a party shall not be liable to a third party by reason of any action or omission of the other party in the conduct of its business.

     14.4  Release.  Muzak and Licensee hereby release and forever discharge
           -------
each other, and their respective predecessors, successors, representatives, assigns, agents, owners, employees, officers, and directors ("Designees"), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, vested or contingent, which such releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, against the other party or its Designees, arising prior to and including the date of this Agreement and relating to any prior franchise or license agreement; provided, however, that this release shall not apply to any royalties or other monies owed, whether or not previously reported as owing, from Licensee to Muzak; and further provided that this release shall not apply to any claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, vested or contingent which are (i) at any time raised or asserted by any party against the other party as a defense, counterclaim, or crossclaim in any arbitration or litigation; (ii) of which the other party is advised within 120 days of the date hereof; or (iii) the existence of which could not now be reasonably known to a party and of which the other party is advised within 120 days of the claiming party's knowledge thereof.

     14.5  No Waiver.  No failure of a party to exercise any right or power
           ---------
reserved to it in this Agreement or to insist upon compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's rights to demand exact compliance with any of the terms of this Agreement. Waiver by a party of any particular default shall not affect or impair such party's right with respect to any subsequent default of the same or of a different nature, and, except as otherwise expressly provided herein, any delay, forbearance, or omission of a party to exercise any power or right arising hereunder shall not affect or impair such party's right thereafter to exercise that or any other power or right.

     14.6  Notices.  Unless otherwise expressly provided herein, any and all
           -------
notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Muzak:             MUZAK
                                   400 North 34th Street, Suite 200
                                   Seattle, WA  98103
                                   Attention: ___________________

     Notices to Licensee:          ______________________________
                                   ______________________________
                                   ______________________________
                                   ______________________________



Notice by certified or registered mail shall be deemed to have been given at the date and time of receipt.

     14.7  Entire Agreement.  This Agreement, the documents referred to herein,
           ----------------
and the exhibits and attachments hereto, constitute the entire, full, and complete agreement between the parties concerning the subject matter hereof, and supersede all prior agreements except those set forth in Exhibit H (the terms of which shall remain in effect to the extent not expressly contradicted by the terms hereof). Except for those amendments referred to in Sections 2.1, 2.2 and
13.4 and Exhibits E, F, and G, no amendment of this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

     14.8  Severability.  Each portion, part, and term of this Agreement shall
           ------------
be considered severable, and if, for any reason, any portion, part, or term herein is determined by a court or agency with valid jurisdiction to be contrary to any existing or future law or regulation and invalid, it shall not impair the operation of, or have any other effect upon, the other portions, parts, or terms of this Agreement that remain otherwise intelligible.

     14.9  Captions.  All captions in this Agreement are for convenience only
           --------
and do not in any way limit or amplify the provisions hereof.

     14.10  Binding Effect.  This Agreement shall be binding upon and shall
            --------------
inure to the benefit of the parties hereto and, subject to Article XII, their respective heirs, executors, representatives, successors, and assigns.

     14.11  Counterparts.  This Agreement may be executed in several
            ------------
counterparts, and all of such counterparts together shall constitute one agreement binding on all parties thereto, notwithstanding that all parties are not signatory to the original or same counterpart.

     14.12  Attorney's Fees.  If any action or proceeding is brought for the
            ---------------
enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.

     14.13  Applicable Law.  This Agreement shall be interpreted and construed
            --------------
under the laws of the State of Colorado without reference to conflicts of law.

     14.14  All Remedies.  No right or remedy conferred upon or reserved to
            ------------
Muzak or Licensee by this Agreement is intended to be exclusive of any other right or remedy herein or by law or equity provided, but each shall be cumulative of every other right or remedy. Without limiting the generality of the foregoing, Licensee acknowledges that its violation of the terms of Sections 4.3, 5.5, or 11.1 will result in irreparable injury to Muzak for which no adequate remedy at law may be available, and Licensee accordingly agrees that Muzak may seek to obtain the issuance of an injunction prohibiting any conduct by Licensee in violation of such terms.

     14.15  Limitation.  Licensee shall commence any action relating to Muzak's
            ----------
offer or sale of license rights hereunder to Licensee, or the execution of this Agreement by Licensee, within one (1) year from the later of the date of execution of this Agreement or the date Licensee reasonably should have discovered the event or non-occurrence of the event first giving rise to the action, and Licensee shall commence any other action arising hereunder within two (2) years from the date Licensee reasonably should have discovered the event or non-occurrence of the event first giving rise to such action. Licensee agrees that any such claim not commenced within such time periods shall be barred, it being understood that the assertion of any such claim as a defense, counterclaim or cross-claim shall not be barred by this paragraph.

     14.16  No Warranties.  Muzak makes no warranties or guarantees upon which
            -------------
Licensee may rely, and assumes no liability or obligation to Licensee, by providing any waiver, approval, consent or suggestion to Licensee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     14.17  No Implied Rights.  Except as expressly provided to the contrary
            -----------------
herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Licensee, Muzak, Muzak's officers, partners, and employees, and such of Licensee's and Muzak's respective successors and assigns as may be contemplated (and, as to Licensee, permitted) by Article XII hereof, any rights or remedies under or by reason of this Agreement.

     14.18  Survival.  All provisions of this Agreement that pertain to
            --------
Licensee's rights and duties regarding Licensee's delivery of the Services to certain Subscribers after the date of expiration or termination of this Agreement shall survive such expiration or termination to the extent necessary to give full effect to such rights and duties. All other covenants and obligations of Muzak or Licensee that are to be performed or observed after the expiration or termination of this Agreement, including, without limitation, those set forth in Sections 5.5 and 14.3, Article XI, and Exhibits E and G, shall also survive such expiration or termination.

     14.19  Conversion.  Upon the expiration or earlier termination of this
            ----------
Agreement, in the event the addressability feature of Muzak's DBS facilities permits Muzak to switch Licensee's music subscribers to another subscription music supplier and Muzak has received written permission from such music supplier and blanket indemnification from Licensee, then within a reasonable time following Licensee's written direction to Muzak, Muzak shall perform one such switch with respect to each such subscriber at the following cost to
Licensee: the greater of (i) Muzak's standard switching charge then in effect, or (ii) Muzak's incremental out-of-pocket costs directly attributable to the making of such switches.

     14.20  Most Favorable Terms.  In the event that after September 1, 1990
            --------------------
Muzak grants for the first time (and not pursuant to or in renewal of any agreement in existence at September 1, 1990) to any other U.S. licensee of Muzak (i.e., a distributor of the Services in a territory within the United States) financial or other material terms (other than temporary or transient adjustments and accommodations) that are more favorable than the terms set forth herein, Muzak must offer such more favorable terms to Licensee; provided, however, that if, and to the extent, Muzak is required by the laws and regulations of the State in which another licensee resides or operates its business to offer such other licensee more favorable terms than those set forth herein, Muzak shall not be required to offer such more favorable terms to Licensee but shall notify the then-president of the IPMA of the imposition of such legal or regulatory requirement.

XV.  ACKNOWLEDGEMENTS
     ----------------

     15.1  Independent Investigations.  Licensee acknowledges that it has
           --------------------------
conducted an independent investigation of the business licensed hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Licensee as an independent person or entity. Muzak expressly disclaims the making of, and Licensee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     15.2  Disclosure.  Licensee acknowledges that it received a copy of this
           ----------
Agreement and all exhibits and attachments thereto, and agreements relating thereto, at least five (5) business days prior to the date on which this Agreement was executed. Licensee further acknowledges that it received the disclosure documents required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

     15.3  Opportunity to Review.  Licensee acknowledges that it has read and
           ---------------------
understands this Agreement and the exhibits and attachments hereto, and agreements relating hereto, and that Muzak has accorded Licensee ample time and opportunity to consult with advisors of Licensee's own choosing about the potential benefits and risks of entering into this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                   MUZAK LIMITED PARTNERSHIP,
                                   a Delaware limited partnership



                                   By: ______________________________
                                   Title: ___________________________


                                   Licensee:

                                   __________________________________



                                   By: ______________________________
                                   Title: ___________________________

     Each of the undersigned (i) owns, directly, indirectly, or beneficially, a controlling interest in Licensee; (ii) has read this Agreement; and (iii) agrees to be bound by those provisions of this Agreement that impose obligations on the owners of controlling interests in Licensee.


_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:  ___________________________
          ___________________________


_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:  ___________________________
          ___________________________


_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:  ___________________________
          ___________________________


_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:  ___________________________
          ___________________________

                                AMENDMENT TO THE
                       MUZAK(R) NATIONAL ACCOUNTS PROGRAM


     This Amendment to the Muzak National Accounts Program ("Amendment") is made and entered into as of this __ day of __________, 1996, by and between MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Muzak") and _____________________ ("Licensee"). The parties agree as follows:

     1.   Recitals.  On __________________, the parties entered into a License
          --------
Agreement (the "Agreement"), pursuant to which Muzak granted to Licensee an exclusive license to engage in the business of providing subscription music services ("Music Services") and adjunct services (collectively, the "Services") in the Territory identified in the Agreement. Exhibit G to the Agreement ("Exhibit G") sets forth the terms of the Muzak National Accounts Program. The parties desire to amend Exhibit G in the manner set forth herein in order to set forth the terms and conditions on which the parties will provide Music Services to National Account Subscribers with V-Sat systems ("V-Sat Subscribers"). The capitalized term "National" is used herein in place of, but with the same meaning as, the term "Multi-Territory" used in the Agreement. Other capitalized terms used in this Amendment and not herein defined are used with the meanings given such terms in the Agreement.

     2.   V-Sat Surcharge.  The parties recognize that the provision of the
          ---------------
Music Services to V-Sat Subscribers will require Muzak to lease additional satellite channels, and wish to provide for the sharing of the cost of such additional satellite channels on the terms and conditions set forth herein.

          (a) In addition to the fees to be paid by Licensee pursuant to the Agreement, Licensee shall pay to Muzak each calendar month, in consideration of Muzak's purchase of satellite space for the purpose of providing the Music Services to V-Sat Subscribers approved as national accounts and for receipt of V-Sat Service by the National Sales Committee (the "Committee") in accordance with the National Accounts Program, a surcharge (the "V-Sat Surcharge") in the amounts set forth below for category ___ for every two (2) satellite channels leased by Muzak:

Licensee            Number of Businesses and/or          Monthly Fee
Category            Population Within Territory          per 2 Channels
- --------            ---------------------------          --------------
   A                70,000 or more businesses                  $94
   B                60,000 through 69,999 businesses            56
   C                50,000 through 59,999 businesses            49
   D                40,000 through 49,999 businesses            41
   E                30,000 through 39,999 businesses            35
   F                20,000 through 29,999 businesses            22


   G                10,000 through 19,999 businesses            12
   H                5,000 through 9,999 businesses               5
   I                4,999 or fewer businesses or                 2
                    population of 100,000 or less

Muzak may recategorize Licensee for purposes of this paragraph (a) in accordance with the terms of the Agreement. The V-Sat Surcharge supersedes amounts currently paid by Licensee on a per-account basis for satellite channels leased by Muzak to provide V-Sat service to existing customers.

          (b) Licensee acknowledges that if additional V-Sat Subscriber National Contracts are approved in accordance with the National Accounts Program which require Muzak to lease additional satellite channels for delivery of Music Services, such channels shall be leased by Muzak in increments of two, and an additional V-Sat Surcharge in the amount set forth above shall be paid by Licensee for every two additional channels leased. No V-Sat Subscriber National Contracts will be approved by the Committee without first determining and approving the satellite channel lease fees then applicable to such V-Sat Subscriber National Contract.

          (c) Licensee acknowledges that the V-Sat Surcharges set forth above are based on a lease fee of $4,600 per month per two satellite channels. The V-Sat Surcharges set forth above will be adjusted to reflect any different lease fees charged to Muzak. The V-Sat Surcharges will at all times reflect a straight pass-through of the lease fees paid by Muzak.

          (d)  Any adjustment in the V-Sat Surcharge(s) pursuant to paragraphs
(a), (b) or (c) above shall become effective for the calendar month immediately following the month in which notice of such adjustment is given to Licensee.

          (e) The V-Sat Surcharge(s) shall be payable by Licensee until the earlier of the expiration or termination of the License Agreement or the applicable satellite channel lease. The V-Sat Surcharge(s) shall be paid within forty-five days after the date of Muzak's monthly billing to Licensee.

     3.   Effect on License Agreement. The parties understand and agree that
          ---------------------------
their execution of this Amendment does not (i) constitute a renewal or extension of the Agreement or (ii) derogate from any right of Licensor or Licensee under law with respect to the expiration, termination, or nonrenewal of the Agreement. Except as specifically amended herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MUZAK LIMITED PARTNERSHIP                        ____________________________


By:________________________                      By:_________________________
     Title:                                           Title:

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